UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2018

Symantec Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The stockholders of Symantec Corporation (the “Company”) approved amendments to the Company’s 2013 Equity Incentive Plan, as amended (the “EIP”) and amendments to the Company’s 2008 Employee Stock Purchase Plan, as amended (the “ESPP”) at the Annual Meeting of Stockholders of the Company held on December 3, 2018 (the “Annual Meeting”). The Board of Directors of the Company approved the amendments to the EIP in August and October 2018, subject to stockholder approval at the Annual Meeting and approved the amendments to the ESPP in January 2018, subject to stockholder ratification at the Annual Meeting. Accordingly, the EIP amendment and the ESPP amendment became effective upon stockholder approval at the Annual Meeting.

As a result of stockholder approval of the amendments to the Company’s EIP at the Annual Meeting, the EIP was amended to increase the number of authorized shares of the Company’s common stock issuable thereunder by 12,000,000 shares and adopt a new limit of $900,000 on the total annual non-employee director compensation. In addition, the ESPP was amended to extend the term of the ESPP by an additional ten years through January 30, 2028 and make certain other minor administrative changes.

A more complete description of the terms of the EIP and the ESPP can be found in “Proposal No. 3 – Amendments to Our 2013 Equity Incentive Plan, as amended” (pages 37 through 47) and “Proposal No. 4 – Approval of Amendment to Our 2008 Employee Stock Purchase Plan” (pages 48 through 52) in the Company’s definitive proxy statement dated October 29, 2018, and filed with the Securities and Exchange Commission on October 29, 2018, which descriptions are incorporated by reference herein. The foregoing descriptions and the descriptions incorporated by reference from the Company’s definitive proxy statement are qualified in their entirety by reference to the EIP and the ESPP, copies of which are filed as exhibits to this report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s 2018 Annual Meeting of Stockholders was held on December 3, 2018. Set forth below are the matters the stockholders voted on and the final voting results.

Proposal 1: Election of Directors:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Gregory S. Clark	494,953,316	6,238,389	490,348	62,307,193

Frank E. Dangeard	491,185,127	9,969,474	527,452	62,307,193

Peter A. Feld	496,575,094	4,577,604	529,355	62,307,193

Dale L. Fuller	496,354,905	4,804,936	522,212	62,307,193

Kenneth Y. Hao	494,862,899	6,259,480	559,674	62,307,193

David W. Humphrey	494,837,706	6,290,026	554,321	62,307,193

David L. Mahoney	479,842,993	21,453,888	385,172	62,307,193

Anita M. Sands	498,091,235	3,192,374	398,444	62,307,193

Daniel H. Schulman	441,302,998	59,656,934	722,121	62,307,193

V. Paul Unruh	493,389,691	7,785,323	507,039	62,307,193

Suzanne M. Vautrinot	498,052,560	3,222,638	406,855	62,307,193

Each of the eleven nominees were elected to the Board of Directors, each to hold office until the next annual meeting of stockholders and until his or her successor has been duly elected or until his or her earlier resignation or removal.

Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year:

Votes For	Votes Against	Abstentions	Broker Non-Votes
556,765,362	4,946,534	2,277,350	0

The appointment was ratified.

Proposal 3: Amendments to the Company’s 2013 Equity Incentive Plan, as amended:

Votes For	Votes Against	Abstentions	Broker Non-Votes
448,914,874	52,176,588	590,591	62,307,193

The proposal was approved.

Proposal 4: Amendments to the Company’s 2008 Employee Stock Purchase Plan, as amended:

Votes For	Votes Against	Abstentions	Broker Non-Votes
465,193,365	35,975,589	513,099	62,307,193

The proposal was approved.

Proposal 5: Advisory vote to approve the Company’s executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
453,052,238	48,029,206	600,609	62,307,193

The proposal was approved.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.01	Symantec Corporation 2013 Equity Incentive Plan, as amended.

10.02	Symantec Corporation 2008 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.08 to the Annual Report on Form 10-K (Registration No. 000-17781) filed by the registrant with the Securities and Exchange Commission on October 26, 2018).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMANTEC CORPORATION

Dated: December 3, 2018		By:	/s/ Scott C. Taylor
	Name:	Scott C. Taylor
	Title:	Executive Vice President, General Counsel and Secretary